EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38325) of Childtime Learning Centers, Inc. of our report dated June 5, 2003 relating to the financial statements of the Childtime Children’s Centers 401(k) Retirement & Savings Plan, which appears in this Form 11-K.

FOLLMERRUDZEWICZ PLC

Sterling Heights, Michigan
June 25, 2003